UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2011
TEKELEC
(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes to Compensatory Arrangements of Krish A. Prabhu
     On February 25, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Tekelec (“Tekelec” or the “Company”) recommended for approval, and the Company’s Board of Directors (the “Board”) approved, changes to the compensatory arrangements of the Company’s interim President and Chief Executive Officer, Krish A. Prabhu, such that (i) Mr. Prabhu’s base salary was reduced from $570,000 to $310,000, effective immediately, and (ii) the Board, based on the recommendation of the Compensation Committee, has the authority to grant Mr. Prabhu a discretionary bonus of up to $260,000, which is the amount of the base salary reduction, in addition to any bonus earned under the Bonus Plan, as defined below.
2011 Executive Officer Bonus Plan
     On February 25, 2011, the Compensation Committee recommended for approval, and the Board approved, the Tekelec 2011 Executive Officer Bonus Plan (the “Bonus Plan”).
     Under the terms of the Bonus Plan, each executive officer of the Company named as an eligible officer therein (or thereafter designated by the Board as an eligible officer) is eligible to receive cash bonuses for 2011 based upon a specified percentage of his or her annual base salary. Specifically, each eligible officer is entitled to receive a bonus based on the degree to which the Company achieves for the full year 2011 certain pre-set financial targets consisting of: (i) a consolidated operating income from continuing operations before bonus (as adjusted to exclude the effects of equity incentive compensation expense, restructuring charges, impairment charges, acquisition-related amortization and other mergers and acquisitions-related charges or income, and similar charges or income) target (the “Operating Income Target”) and (ii) an orders target (the “Orders Target”).
     All payouts under the Bonus Plan are contingent upon the Company performing at or above the Operating Income Target and, independently, meeting or exceeding 100% of the Orders Target. Once the Company has met the Operating Income Target, a bonus pool (the “Bonus Pool”) will be created based on the sum of the following (all operating income amounts are adjusted as described above):
•	100% of the first $5 million of operating income earned by the Company above the Operating Income Target;

•	0% of the next $5 million of operating income earned by the Company, such that a total of $5 million of the first $10 million of operating income above the Operating Income Target has funded the Bonus Pool; and

•	One sixth (1/6) of each incremental dollar of operating income earned thereafter until such time as the Bonus Pool for all eligible officers is funded at 100%. The Bonus Pool at 100% is calculated as the sum of all eligible officers’ bonuses assuming payout at 100% of the target bonus level for each eligible officer.
     Provided that the Orders Target is at least 100% achieved, the calculated bonus will be based on a pro rata share of the Bonus Pool that is created as described above. Each eligible officer will only achieve 100% of his or her individual payout if the Bonus Pool is fully funded at 100% and the Company achieves 100% of the Orders Target. The specific amounts of the bonuses will be computed in accordance with the formulas set forth in the Bonus Plan.
     Any bonuses earned under the Bonus Plan will be payable in one lump sum within 30 days after the Company’s consolidated financial results for the applicable period have been filed with the Securities and Exchange Commission (the “Commission”). An eligible officer is entitled to receive bonuses under the Bonus Plan only if he or she is actively employed by Tekelec or one of its subsidiaries as an eligible officer on the date on which the bonuses are paid, unless the Board waives this requirement. If an executive officer commences his or her employment as an eligible officer during the Bonus Plan year, any bonus payable for achievement will be subject to a pro rata adjustment in accordance with the provisions of the Bonus Plan.
     The following table sets out the target full year bonus amounts payable under the Bonus Plan to Tekelec’s principal executive officer, principal financial officer, and the executive officers who are eligible to participate in the Bonus Plan and who were listed in the Summary Compensation Table included in the Proxy Statement relating to the Company’s 2010 Annual Meeting of Shareholders (the “2010 Proxy Statement”), as filed with the Commission on April 7, 2010, assuming the officers’ current base salaries remain in effect through December 31, 2011.

Target
Name and Title of Named Executive Officer	Bonus for 2011
Krish A Prabhu	$310,000
Interim President and Chief Executive Officer
Ronald J. de Lange	$186,000
Executive Vice President, Global Product Solutions
Stuart H. Kupinsky	$186,000
Senior Vice President, Corporate Affairs and General Counsel
Gregory S. Rush	$174,000
Senior Vice President and Chief Financial Officer
     The target annual bonuses payable under the Bonus Plan to Mr. Prabhu and Messrs de Lange, Kupinsky, and Rush are equal to 100%, 60%, 60%, and 60%, respectively, of their 2011 annual base salaries and are based on the Company’s achievement of 100% funding of the Bonus Pool as described above for 2011 and provided that the Orders Target is at least 100% achieved. The Bonus Plan also allows the Company to award discretionary bonuses to eligible officers for 2011.
     The Board may amend, modify, or terminate the Bonus Plan, or any payment owed thereunder, at any time without prior notice to participants; provided, however, that neither the Bonus Plan nor any payments owed thereunder may be amended, modified, or terminated after the Company files with the Commission its financial statements covering the year ending December 31, 2011.
     If the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Bonus Plan requires an officer to repay the excess amount of any bonus that the officer received above what should have been paid. The Bonus Plan is also designed to incorporate the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Equity Grants to Named Executive Officers and Senior Vice President and Chief Financial Officer
     On February 25, 2011, the Compensation Committee granted long-term equity incentive compensation awards under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) to Tekelec’s principal financial officer and each executive officer who was listed in the Summary Compensation Table in the 2010 Proxy Statement and who is currently serving as an executive officer with the Company. The grants to these executive officers were in the forms of (i) share appreciation rights and (ii) service-based restricted stock units.
     Share Appreciation Rights
     The share appreciation rights (“SARs”) granted on February 25, 2011 have a grant price of $7.66 (i.e., the closing sales price of the Company’s Common Stock on the date of grant) and vest in four equal annual installments commencing on February 25, 2012 and continuing on the same date of each of the three years thereafter. If exercised, the SARs will be settled in shares of the Company’s Common Stock. The vesting of each installment is subject to the officer’s continued employment with the Company (or one of its affiliates) through the vesting date. The following table sets forth the numbers of SARs that were granted to Tekelec’s principal financial officer and each currently serving executive officer who was listed in the Summary Compensation Table in the 2010 Proxy Statement:

Name and Title	Number of SARS
Wolrad Claudy	60,500
Executive Vice President, Global Sales
Ronald J. de Lange	71,300
Executive Vice President, Global Product Solutions
Stuart H. Kupinsky	57,000
Senior Vice President, Corporate Affairs and General Counsel
Gregory S. Rush	64,000
Senior Vice President and Chief Financial Officer
     The SARs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of SAR Award Agreement attached to the 2003 Plan. The 2003 Plan, including the form of the SAR Award Agreement, is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.
     Service-Based Restricted Stock Units
     Each of the service-based restricted stock units (“RSUs”) granted on February 25, 2011 represents a contingent right to receive one share of the Company’s Common Stock. The RSUs vest over four years in installments commencing on February 25, 2012, subject to the officer’s continued employment with the Company through the applicable vesting date. The following table sets forth the number of RSUs that were granted to Tekelec’s principal financial officer and each currently serving executive officer who was listed in the Summary Compensation Table in the 2010 Proxy Statement:

	Number
Name and Title	of RSUs
Wolrad Claudy	12,500	[1]
Executive Vice President, Global Sales
Ronald J. de Lange	22,500	[2]
Executive Vice President, Global Product Solutions
Stuart H. Kupinsky	14,400	[3]
Senior Vice President, Corporate Affairs and General Counsel
Gregory S. Rush	15,700	[4]
Senior Vice President and Chief Financial Officer

1.	The 12,500 RSUs granted vest in four equal annual installments.

2.	Of the 22,500 RSUs granted, 14,700 RSUs vest in four equal annual installments and 7,800 RSUs vest in three equal annual installments.

3.	Of the 14,400 RSUs granted, 11,800 RSUs vest in four equal annual installments and 2,600 RSUs vest in three equal annual installments.

4.	Of the 15,700 RSUs granted, 13,300 RSUs vest in four equal annual installments and 2,400 RSUs vest in three equal annual installments.
     All of the RSUs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of Restricted Stock Unit Award Agreement attached to the 2003 Plan. As indicated above under “Share Appreciation Rights,” the 2003 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: March 3, 2011	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

5